SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):  July  22,  2003
                                                              ----------------


                    The  Leather  Factory,  Inc.
                    ----------------------------
     (Exact  Name  of  Registrant  as  Specified  in  Its  Charter)


                              Delaware
                              --------
     (State  or  Other  Jurisdiction  of  Incorporation)


          1-12368                             75-2543540
--------------------------                    ----------
(Commission  File  Number)     (IRS  Employer  Identification  Number)


3847  East  Loop  820  South,  Fort  Worth,  Texas          76119
--------------------------------------------------          -----
     (Address  of  Principal  Executive  Offices)        (Zip  Code)


                            (817)  496-4414
                            ---------------
     (Registrant's  Telephone  Number,  Including  Area  Code)

     ----------------------------------------------------------------------
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  9.  REGULATION  FD  DISCLOSURE

     The Registrant is furnishing the press release attached as Exhibit 9.1 announcing the Registrant's 2nd quarter 2003 financial results. This press release was issued on July 22, 2003.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE  LEATHER  FACTORY,  INC.

Date:  July  23,  2003                   BY:  /s/  Wray  Thompson
                                              -------------------
                                         Wray Thompson, Chairman of the Board
                                           and  Chief  Executive  Officer

                                                                     EXHIBIT 9.1
                                                                     -----------

        FOR IMMEDIATE RELEASE                              JULY 22, 2003

              THE LEATHER FACTORY REPORTS 2ND QUARTER 2003 RESULTS


FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2003. Net income for the quarter ended June 30, 2003 was $779,000 compared to net income of $792,000 per share for the second quarter of 2002. Diluted earnings per share for the quarter were $0.07, the same as in the second quarter of last year. Total sales for the quarter ended June 30, 2003 increased 4% to $10.5 million from $10.0 million for the same quarter last year. Same store sales were up 2% for the quarter.

Sales for the six months ended June 30, 2003 were $21.0 million, an increase of 4% over 2002 first half sales of $20.2 million. Comparable store sales growth for the six months ended June 30, 2003 was 3%. Net income for the first half of 2003 was $1.6 million or $0.14 per fully-diluted share versus a loss of $2.5 million or $0.23 per fully-diluted shares in the prior comparable period. Last year's results included a charge for the cumulative effect of an accounting change of $4.0 million, net of tax, for the adoption of SFAS No. 142, Goodwill and other Intangible Assets. Income before the cumulative effect of the accounting change was $1.6 million or $0.14 per fully-diluted share for the six months ended June 30, 2002.

Second quarter sales for the Leather Factory stores increased $101,000 or 1.3% over the same quarter last year. The 29 comparable stores' sales were off $31,000 or 0.4% while the one new store contributed $132,000 to account for the modest gain. Leather Factory's year-to-date sales are up $600,000 or 4.0% over the first six months of 2002. The 29 comparable stores sales rose $361,000 or 2.4% and the one new store's sales contributed $248,000.

Tandy Leather sales increased $300,000 in the second quarter or 16.5% above last year's comparable quarter. Tandy Leather operations consist of 22 retail stores as of June 30, 2003 compared to six retail stores and one central mail order center a year ago. The mail order center ceased operations in the third quarter of 2002. Comparable stores' sales (4 stores) were up $178,000 or 38.7% for the quarter. The 18 new stores contributed sales of $1.4 million this quarter versus the mail order center's sales of $1.3 million in the second quarter of 2002. Tandy's sales for the year are up $154,000 or 4.0% over the same period last year. The one comparable store's sales are up $86,000 or 26.9%. The 21 new stores have contributed $3.1 million for the year against the mail order center's sales of $3.0 million last year.

Roberts, Cushman's second quarter sales increased $8,000 or 1.5% over the same period a year ago and are up 0.08% for the year.

Consolidated operating expenses rose $342,000 in the current quarter and $697,000 for the year over the same periods a year ago. Costs associated with the new Tandy store openings (rents, utilities, etc.), marketing and advertising costs, and boosted efforts in the investor relations area account for the majority of the increase.

Wray Thompson, Chairman and Chief Executive Officer, commented, "We're generally pleased with our second quarter results. The Tandy stores continue to perform well and we expect to open four more stores before the end of the year. Our wholesale business at the Leather Factory stores has slowed slightly as our small business customers are struggling. The sluggish economy seems to be negatively impacting them. However, we've implemented some new merchandising initiatives that we believe will strengthen sales in the last half of the year. We're continuing to work diligently on cost containment measures in all operating segments in order to strengthen our bottom line."

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a marketer and distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself leathercraft kits. The Company distributes its products worldwide though its Leather Factory stores, Tandy Leather retail stores and mail/telephone/website orders (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact: Wray Thompson,     The Leather Factory, Inc. (817) 496-4414
         Shannon L. Greene, The Leather Factory, Inc. sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

                            THE LEATHER FACTORY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002

                                                                                 THREE MONTHS                 SIX MONTHS
                                                                               2003         2002          2003          2002
                                                                           -----------   -----------  -----------   ------------
NET SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $10,460,675   $10,052,036  $21,020,760   $20,255,987

COST OF SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,739,621     4,616,410    9,654,202     9,451,766
                                                                           -----------   -----------  -----------   ------------
Gross Profit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5,721,054     5,435,626   11,366,558    10,804,221

OPERATING EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,566,590     4,224,477    9,096,422     8,399,613
                                                                           -----------   -----------  -----------   ------------
INCOME FROM OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .    1,154,464     1,211,149    2,270,136     2,404,608

OTHER EXPENSE:
     Interest expense.  . . . . . . . . . . . . . . . . . . . . . . . . .       70,468        47,442      133,820       137,311
     Other, net. . . .  . . . . . . . . . . . . . . . . . . . . . . . . .      (43,705)       10,266      (74.523)       26,621
                                                                           -----------   -----------  -----------   ------------
          Total other expense . . . . . . . . . . . . . . . . . . . . . .       26,763        57,708       59,297       163,932
                                                                           -----------   -----------  -----------   ------------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. . . . . . . . . . . . . . . .    1,127,701     1,153,441    2,210,839     2,240,676

PROVISION FOR INCOME TAXES. . . . . . . . . . . . . . . . . . . . . . . .      348,997       361,394      657,617       689,324
                                                                           -----------   -----------  -----------   ------------
NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE  IN ACCOUNTING PRINCIPLE. .      778,704       792,047    1,553,222     1,551,352

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAXES.            -             -            -    (4,008,831)
                                                                           -----------   -----------  -----------   ------------
NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   778,704   $   792,047  $ 1,553,222   $(2,457,479)
                                                                           ===========   ===========  ===========   ============


NET INCOME (LOSS) PER COMMON SHARE - BASIC:

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE. . . . . . .  $      0.08   $      0.08  $      0.15   $      0.15
CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE, NET OF TAX. . . . . . . .            -             -            -         (0.40)
                                                                           -----------   -----------  -----------   ------------
NET INCOME (LOSS) PER COMMON SHARE. . . . . . . . . . . . . . . . . . . .  $      0.08   $      0.08  $      0.15   $     (0.25)
                                                                           ===========   ===========  ===========   ============

NET INCOME (LOSS) PER COMMON SHARE-DILUTED:

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE. . . . . . .  $      0.07   $      0.07  $      0.14   $      0.14
CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE, NET OF TAX. . . . . . . .            -             -            -         (0.37)
                                                                           -----------   -----------  -----------   ------------
NET INCOME (LOSS) PER COMMON SHARE. . . . . . . . . . . . . . . . . . . .  $      0.07   $      0.07  $      0.14   $     (0.23)
                                                                           ===========   ===========  ===========   ============